Exhibit 99.1

News Release
DYNAMICS RESEARCH CORPORATION

2 TECH DRIVE, ANDOVER, MASSACHUSETTS 01810-5423                                                                      TEL. 978/289-1500                                           www.drc.com

DRC REPORTS FIRST QUARTER 2011 RESULTS

--- Federal Revenue Up 4 Percent; Operating Margins Rise 40 Basis Points ---

--- Company Sees Strong New Business Pipeline ---

Andover, Mass. – April 27, 2011 - Dynamics Research Corporation (Nasdaq: DRCO), a leading provider of innovative management consulting, engineering, technical and information technology services and solutions to federal and state governments, today announced operating results for the first quarter of 2011.

Financial Results

The Company reported income from continuing operations of $2.7 million, or $0.27 per diluted share, for the first quarter of 2011, an increase of 9 percent over income from continuing operations in the first quarter of 2010 adjusted for the impact of a one-time $253 thousand tax benefit recorded last year.

Revenue for the first quarter of 2011 was $69.5 million, as compared with $68.6 million for the same period in 2010.  Federal revenue grew 4.3 percent in the first quarter of 2011 compared with the same period in 2010.  Overall, reported revenue including state government clients grew 1.4 percent on a year-over-year comparison.  Operating margin was 6.8 percent for the quarter, up from 6.4 percent in the first quarter of last year.

The Company ended the quarter with $18.6 million in cash and cash equivalents, down from the end of 2010 as a result of an anticipated $3.5 million discretionary pension plan payment, seasonal payments of annual incentive compensation and anticipated temporary delays in federal payments.

Business Highlights

“The Company’s operating performance for the quarter included solid growth in organic revenue, margin gains, and healthy contract activity,” said Jim Regan, DRC’s chairman and chief executive officer.  “We booked new contracts worth approximately $49 million, representing a win rate of 68 percent, while our new business pipeline rose to $2.5 billion, up from $1.7 billion since February.  The increased pipeline reflects our strategic business development initiatives pursuing larger program opportunities, which, as they mature, we expect will accelerate growth in our target markets – homeland security, healthcare, high priority defense programs, cyber security, financial regulation, and intelligence agencies.  We continue to be very optimistic about our business opportunities and outlook.”

Company Guidance

The Company's estimate for revenue for 2011 is in the range of $277 to $285 million. Regarding earnings from continuing operations for 2011, the Company anticipates results to be in the range of $1.23 to $1.30 per diluted share.  For the second quarter of 2011, the Company anticipates revenue in the range of $68 to $71 million and earnings from continuing operations per diluted share of $0.26 to $0.28.

Conference Call

The Company will conduct a first quarter 2011 conference call on Thursday, April 28, 2011 at 10:00 a.m. ET.  The call will be available via telephone at 877-303-4382, and accessible via Web cast at www.drc.com.  Recorded replays of the conference call will be available on Dynamics Research Corporation’s investor relations home page at www.drc.com and by telephone at 800-642-1687, passcode #67398280, beginning at 1:00 p.m. ET April 28, 2011.

About Dynamics Research Corporation

Dynamics Research Corporation (DRC) is a leading provider of mission-critical technology management services and solutions for government programs.  DRC offers the capabilities of a large company and the responsiveness of a small company, backed by a history of excellence and customer satisfaction.  Founded in 1955, DRC is a publicly held corporation (Nasdaq: DRCO) and maintains more than 25 offices nationwide with major offices in Andover, Massachusetts and the Washington, D.C. area.  For more information please visit our website at www.drc.com.

Safe Harbor

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Some statements contained or implied in this news release, may be considered forward-looking statements, which by their nature are uncertain. Consequently, actual results could materially differ. For more detailed information concerning how risks and uncertainties could affect the Company's financial results, please refer to DRC's most recent filings with the SEC including the Company’s Annual Report on Form 10-K for the year ended December 31, 2010. The Company assumes no obligation to update any forward-looking information.

ATTACHMENT I

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (unaudited)
(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2011	2010
Revenue	$69,524	$68,584
Cost of revenue	58,760	57,827
Gross profit	10,764	10,757

Selling, general and administrative expenses	5,669	5,956
Amortization of intangible assets	374	385
Operating income	4,721	4,416
Interest expense, net	(252)	(376)
Other income, net	96	113
Income from continuing operations before provision for income taxes	4,565	4,153
Provision for income taxes	1,857	1,416
Income from continuing operations	2,708	2,737
Income from discontinued operations, net of income taxes	-	132
Net income	$2,708	$2,869

Earnings per share(1)
Basic
Income from continuing operations	$0.27	$0.28
Income from discontinued operations	-	0.01
Net income	$0.27	$0.29
Diluted
Income from continuing operations	$0.27	$0.27
Income from discontinued operations	-	0.01
Net income	$0.27	$0.29

Weighted average shares outstanding
Basic	9,973,442	9,807,706
Diluted	10,174,186	9,993,079

(1) Totals may not add due to rounding

ATTACHMENT II

DYNAMICS RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	March 31,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$18,640	$30,163
Contract receivables, net	57,974	48,394
Prepaid expenses and other current assets	3,389	2,924
Total current assets	80,003	81,481
Noncurrent assets
Property and equipment, net	11,668	12,219
Goodwill	97,641	97,641
Intangible assets, net	2,159	2,533
Deferred tax asset	-	585
Other noncurrent assets	3,721	3,757
Total noncurrent assets	115,189	116,735
Total assets	$195,192	$198,216

Liabilities and stockholders' equity
Current liabilities
Current portion of long-term debt	$8,000	$8,000
Accounts payable	17,098	16,883
Accrued compensation and employee benefits	13,018	18,046
Deferred tax liability	2,590	2,418
Other accrued expenses	5,317	4,617
Total current liabilities	46,023	49,964
Long-term liabilities
Long-term debt	12,000	14,000
Deferred tax liability	110	-
Other long-term liabilities	26,740	27,067
Total stockholders' equity	110,319	107,185
Total liabilities and stockholders' equity	$195,192	$198,216

ATTACHMENT III

DYNAMICS RESEARCH CORPORATION
SUPPLEMENTAL INFORMATION (unaudited)
(dollars in thousands)

Contract revenues were earned from the following sectors:

	Three Months Ended
	March 31,
	2011	2010
National defense and intelligence agencies	$47,811	$44,270
Homeland security	12,288	12,929
Federal civilian agencies	5,808	5,974
Total revenue from federal agencies	65,907	63,173
State and local government agencies	3,614	5,394
Other	3	17
Total revenue	$69,524	$68,584

Revenues by contract type as a percentage of contract revenue were as follows:

	Three Months Ended
	March 31,
	2011	2010
Fixed price, including service-type contracts	49%	47%
Time and materials	29	33
Cost reimbursable	22	20
	100%	100%

Prime contract	74%	72%
Sub-contract	26	28
	100%	100%

	Three Months Ended
	March 31,
	2011	2010
Net cash provided by (used in) operating activities - continuing operations	$(9,503)	$13,087
Capital expenditures	$320	$2,470
Depreciation	$865	$886
Bookings	$59,023	$77,221

	March 31,	December 31,
	2011	2010
Total backlog	$385,068	$400,881
Funded backlog	$116,773	$267,365
Employees	1,263	1,298

CONTACT:	Darrow Associates, Inc.
Investors:
Chris Witty
646.438.9385
cwitty@darrowir.com

Sage Communications
Media:
Duyen "Jen" Truong
703.584.5645
duyent@aboutsage.com